EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the CarMax, Inc. (the "company") Quarterly Report on Form 10-Q for the period ended

November  30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas W. Reedy,  Executive Vice President and Chief Financial Officer of the company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of, and for, the periods presented in the Report.

Date: January 8, 2015	By:	/s/ Thomas W. Reedy
Thomas W. Reedy
Executive Vice President and
Chief Financial Officer